Exhibit 99.1

Artificial Intelligence Technology Solutions (OTCPK:AITX) Prepares Financing for Expansion Activities

Detroit, Michigan, September 5, 2023 — Artificial Intelligence Technology Solutions, Inc. (the “Company”) (OTCPK:AITX), a global leader in AI-driven security and productivity solutions for enterprise clients, has filed with the Securities Exchange Commission a ‘Preliminary Schedule 14C’ Information Statement to increase its authorized share count to 10 billion common stock shares. This strategic move is necessary for the Company to support its ongoing growth and expansion plans.

AITX has demonstrated strong financial performance in recent quarters, with gross profit up approximately 250% over the previous year’s first quarter[1]. The Company has also reported a 50% increase in revenue from Q2 to Q3 in FY 2023[2]. With a growing authorized dealer count of 63 and a sales pipeline of over 35 Fortune 500 companies[3], AITX is positioned for continued success.

The Company is expected to provide its FY24 Q2 order intake results, which will offer further insights into the Company’s performance and growth trajectory[4].

One of the key drivers of AITX’s growth is the increasing sales traction of its RAD’s RIO™ solar-powered security solution[5]. The Company recently doubled the production capacity of the RIO ROSA™ towers to meet the device’s growing demand[6]. AITX is also preparing for deployment support and production support growth to ensure smooth operations as the Company scales up.

Increasing the authorized share count provides AITX with the flexibility to issue additional shares in the future, if necessary, to support its growth and debt reduction plans. This move allows the Company to offer and sell more shares for financing, employee expansion and benefits, or secondary offerings without having to redraft and modify its articles of incorporation.

AITX’s decision to increase its authorized share count is a proactive measure to ensure the Company has the resources and flexibility needed to capitalize on market opportunities and continue its impressive growth trajectory. The Company remains committed to delivering innovative AI-driven security and productivity solutions to its enterprise clients and creating value for its shareholders.

About Artificial Intelligence Technology Solutions (AITX)

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX’s RAD, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.radgroup.ai, www.raddog.ai, and www.radlightmyway.com, or follow Steve Reinharz on Twitter @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the “Company”). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. As such, there are no assurances that the Company will meet its expectations with respect to its future sales volume or becoming cash flow positive. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company’s future revenues, results of operations, or stock price. Further, sales unit take results should not be interpreted in any way whatsoever as representing actual revenues or otherwise predictive of the Company’s future revenues.

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Steve Reinharz

949-636-7060
@SteveReinharz

https://www.globenewswire.com/en/news-release/2023/07/18/2706426/0/en/AITX-Reports-Gross-Profit-Up-Over-250-Over-Previous-Year-s-1st-Quarter.html

https://www.globenewswire.com/en/news-release/2023/01/20/2592754/0/en/AITX-s-Quarterly-Revenue-Up-50-Forecasts-Up-to-5x-Possible-Growth-for-FY2024.html

https://www.globenewswire.com/news-release/2023/05/24/2675254/0/en/AITX-s-Subsidiary-Robotic-Assistance-Devices-Signs-5-New-Dealers.html

https://www.globenewswire.com/news-release/2023/08/30/2734349/0/en/Major-Logistics-Client-of-AITX-s-Subsidiary-Robotic-Assistance-Devices-Expands-with-Order-for-38-RIO-Solar-Powered-Security-Towers.html

https://www.globenewswire.com/news-release/2023/08/10/2722702/0/en/Production-Doubled-for-AITX-s-Subsidiary-Robotic-Assistance-Devices-RIO-Solar-Powered-ROSA-Towers.html

https://www.globenewswire.com/news-release/2023/09/01/2736019/0/en/Artificial-Intelligence-Technology-Solutions-OTCPK-AITX-Expected-to-Announce-RAD-s-Quarterly-Sales-Intake.html